Exhibit 15

[Coopers & Lybrand L.L.P. letterhead]




Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
     33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
     33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861, 33-61107,
     33-62227, 33-64605, 33-64607, 333-02407, 333-02735, 333-20725, 333-27993,
     333-28181, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733,
     333-47735, 333-49545, 333-49547, and 333-49551 on Form S-8, and 2-42133,
     33-32641, 33-40638, 33-43085, 33-55474, 33-55171, 33-64247, and 333-14297
     on Form S-3


We are aware that our report dated April 15, 1998 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended March 31, 1998 and 1997 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.







/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan
May 12, 1998

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